       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 7, 1997
                                                 REGISTRATION NO. 333-
------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------
                          TENET HEALTHCARE CORPORATION
             (Exact name of registrant as specified in its charter)

    NEVADA                             8062                     95-2557091
(State or other                  (Primary standard           (I.R.S. Employer
jurisdiction of               industrial classification     Identification No.)
incorporation or                   code number
organization)


                                 3820 STATE STREET
                          SANTA BARBARA, CALIFORNIA 93105
                                  (805) 563-7000
               (Address, including zip code, and telephone number,
         including area code, of Registrant's principal executive offices)

                               SCOTT M. BROWN, ESQ.
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                          TENET HEALTHCARE CORPORATION
                                3820 STATE STREET
                        SANTA BARBARA, CALIFORNIA 93105
                                 (805) 563-7000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 ---------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

                                 ---------------

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                 ---------------

                         CALCULATION OF REGISTRATION FEE

                                                    AMOUNT       PROPOSED MAXIMUM     PROPOSED MAXIMUM
 TITLE OF EACH CLASS OF                             TO BE         OFFERING PRICE         AGGREGATE              AMOUNT OF
SECURITIES TO BE REGISTERED                       REGISTERED       PER UNIT (1)       OFFERING PRICE (1)     REGISTRATION FEE (1)

Common Stock, par value $0.075 per share.......   1,810,000         $25.8125            $46,720,625              $14,158


(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, as amended. Pursuant to Rule 457, the maximum offering price of the shares of Tenet Common Stock being registered is $25.8125 per share, the average of the high and low reported sales prices of a share of Tenet Common Stock reported on the New York Stock Exchange Composite Tape on May 2, 1997, and the maximum aggregate offering price is the product of $25.8125 and 1,810,000, the number of shares of Tenet Common Stock being registered.

   Pursuant to Rule 429 under the Securities Act of 1933, as amended, this Registration Statement also refers to Registration Statement No. 33-55285. The Prospectus included in this Registration Statement relates to a total of 3,310,000 shares of Tenet Common Stock. Of the 3,310,000 shares of Tenet Common Stock, 1,500,000 of such shares were registered with the Securities and Exchange Commission pursuant to Registration Statement No. 33-55285 and the remaining 1,810,000 shares of Tenet Common Stock are being registered pursuant to this Registration Statement. The filing fee of $9,342 related to the 1,500,000 shares of Tenet Common Stock registered pursuant to Registration Statement No. 33-55285 was paid on August 26, 1994.

   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT WILL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                     SUBJECT TO COMPLETION DATED MAY 7, 1997

PROSPECTUS

                          TENET HEALTHCARE CORPORATION
                        3,310,000 Shares of Common Stock
                               (Par Value $0.075)

                               ------------------

   This Prospectus relates to 3,310,000 shares (the "Shares") of par value $0.075 Common Stock (the "Common Stock") of Tenet Healthcare Corporation ("Tenet", the "Registrant" or the "Company") that may be offered for sale by the person listed under the heading "Selling Shareholder" (the "Selling Shareholder"). The distribution of the Shares by the Selling Shareholder may be effected from time to time in underwritten public offerings, in ordinary brokerage transactions on the New York Stock Exchange or the Pacific Stock Exchange (collectively, the "Exchanges") at market prices prevailing at the time of sale or in one or more negotiated transactions at prices acceptable to the Selling Shareholder. In addition, the Selling Shareholder may sell the Shares through or to brokers in the over-the-counter market. The brokers or dealers through or to whom the Shares may be sold may be deemed underwriters of the Shares within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), in which event all brokerage commissions or discounts and other compensation received by such brokers or dealers may be deemed to be underwriting compensation. To the extent required, the names of any underwriter and applicable commissions or discounts and any other required information with respect to any particular offer will be set forth in an accompanying Prospectus Supplement. The Company will bear all expenses of the offering except for brokerage fees or any underwriting discounts or commissions, which shall be paid by the Selling Shareholder. See "Selling Shareholder" and "Plan of Distribution." The Company will not receive any of the proceeds from sales of the Shares made hereunder.

   The Common Stock is listed on the Exchanges under the symbol "THC". On May 6, 1997, the closing price of the Common Stock on the New York Stock Exchange Composite Tape was $26.125.

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               --------------------

                  The date of this Prospectus is May ___, 1997

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following Regional Offices of the
Commission: New York Regional Office, Seven World Trade Center, New York, New York 10048; and Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission also maintains a Web site at http://www.sec.gov that contains reports, proxy statements and other information regarding registrants that file electronically with the Commission. The reports, proxy statements and other information also may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, and at the offices of the Pacific Stock Exchange Incorporated, 301 Pine Street, San Francisco, California 94104. The Common Stock is listed on such Exchanges.

     This Prospectus constitutes part of a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed by the Company with the Commission under the Securities Act. This Prospectus does not contain all of the information contained in the Registration Statement and the exhibits and schedules thereto, and reference is hereby made to the Registration Statement for further information with respect to the Company and the Common Stock offered hereby. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission pursuant to the Exchange Act (File No. I-7293) are incorporated in this Prospectus by reference and are made a part hereof: (i) Annual Report on Form 10-K for the fiscal year ended May 31, 1996, filed with the Commission on August 26, 1996 (the "Tenet 10-K"); (ii) Quarterly Report on Form 10-Q for the quarterly period ended August 31, 1996, filed with the Commission on October 11, 1996; (iii) Quarterly Report on Form 10-Q for the quarterly period ended November 30, 1996, filed with the Commission on January 10, 1997; (iv) Quarterly Report on Form 10-Q for the quarterly period ended February 28, 1997, filed with the Commission on April 15, 1997; (v) Current Report on Form 8-K, dated November 5, 1996, filed with the Commission on November 5, 1996; (vi) Current Report on Form 8-K, dated February 12, 1997, filed with the Commission on February 13, 1997; (vii) Current Report on Form 8-K, dated April 10, 1997, filed with the Commission on April 11, 1997;
(viii) Current Report on Form 8-K, dated April 16, 1997, filed with the Commission on April 17, 1997; (ix) the description of the Common Stock of the Company, which is contained in the Company's Registration Statement on Form 8-A filed with the Commission on April 8, 1971, including any amendments or reports filed for the purpose of updating such description; and (x) the description of certain preferred stock purchase rights that have attached to the Common Stock, which is contained in the Company's Registration Statement on Form 8-A filed with the Commission on December 9, 1988, including any amendments or reports filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering hereby of the Common Stock, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     This Prospectus incorporates documents by reference which are not presented herein or delivered herewith. Copies of all documents incorporated by reference in this Prospectus (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents) will be provided without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request of such person. Requests for such copies should be directed to Scott M. Brown, Secretary, Tenet Healthcare Corporation, P.O. Box 31907, Santa Barbara, California 93130, telephone number (805) 563-7000.

                                   THE COMPANY

     Tenet is the second largest investor-owned healthcare services company in the United States. On January 30, 1997, Tenet acquired OrNda HealthCorp ("OrNda") in a transaction accounted for as a pooling of interests. The acquisition was accomplished when a wholly owned subsidiary of Tenet was merged with and into OrNda (the "Merger"), leaving OrNda as a wholly owned subsidiary of Tenet.

     Pursuant to the Merger, each share of OrNda common stock outstanding immediately prior to the Merger was converted into the right to receive 1.35 shares of Tenet Common Stock. In addition, for each share of OrNda stock that an option or warrant holder was to receive upon exercise, the holder now will receive 1.35 shares of Tenet Common Stock upon exercise. Cash was paid in lieu of fractional shares. Tenet registered approximately 85.9 million shares of Tenet Common Stock for issuance in connection with the Merger of which approximately 4.5 million are reserved for issuance in the future upon the exercise of the options and warrants.

     At February 28, 1997, the combined company owned 127 hospitals (two of which are operated independently and one of those is being held for sale) and numerous ancillary healthcare operations serving communities in 22 states. A substantial number of OrNda's 50 general hospitals complement the 77 general hospitals owned or leased by Tenet prior to the Merger, particularly in south Florida and southern California.

     The Company's principal executive offices are located at 3820 State Street, Santa Barbara, California 93105. The Company's mailing address is P.O. Box 31907, Santa Barbara, California 93130, and its telephone number is (805) 563-7000.

                               SELLING SHAREHOLDER

     The Shares being offered hereunder are being sold by the United States Trust Company of New York (the "Selling Shareholder"), as trustee, pursuant to the terms of the 1994 Tenet Supplemental Executive Retirement Plan Trust, as amended (the "SERP Trust"), the 1994 Tenet Deferred Compensation Plan Trust, as amended (the "DCP Trust") and the 1996 Tenet Special Retirement Plan Trust (the "Special Trust").

     The Company has adopted and maintains the Tenet Supplemental Executive Retirement Plan, as amended (the "SERP"), and the Tenet Deferred Compensation Plan, as amended (the "DCP"), to attract, retain, motivate and provide financial security to certain management employees. In 1994, Tenet established the SERP Trust and the DCP Trust and contributed 1,000,000 and 500,000 shares of Common Stock, respectively, to the SERP Trust and the DCP Trust to secure the benefits payable to participants and/or their beneficiaries under the SERP and the DCP. Such shares of Common Stock were registered with the Commission on Registration Statement on Form S-3 No. 33-55285. In 1996, the Company contributed an additional 1,500,000 and 250,000 shares of Common Stock, respectively, into the SERP Trust and the DCP Trust, which shares are being registered with the Commission pursuant to the Registration Statement of which this Prospectus constitutes a part. Those 1,750,000 shares of Common Stock are being registered pursuant to registration rights agreements between the Company and the Selling Shareholder.

     In 1996, the Company agreed to provide certain non-qualified retirement benefits under employment agreements with individual management employees of an acquired hospital. In 1996, the Company established the Special Trust and contributed 60,000 shares of Common Stock into the Special Trust to secure those benefits. Those 60,000 shares of Common Stock are being registered at the request of the Selling Shareholder pursuant to the terms of the Special Trust.

     The following table sets forth information as of May 7, 1997, with respect to the Selling Shareholder:


                                  Number of Shares      Number of       Number of Shares    Percent
                                   Owned Prior to        Shares           Owned After         of
  Name of Selling Shareholder       the Offering       Being Offered      the Offering       Class
  ---------------------------       ------------       -------------      ------------       ------

United States Trust Company of
New York, as trustee of the SERP
Trust ............................   2,500,000          2,500,000               0               *

United States Trust Company of
New York, as trustee of the DCP
Trust ............................     750,000            750,000               0               *

United States Trust Company of
New York, as trustee of the
Special Trust ....................      60,000             60,000               0               *


--------------------

* Represents less than 1% of outstanding shares of the Company's Common Stock.

     The Company will pay all expenses incurred in connection with the offering except for brokerage fees or any underwriting discounts or commissions, which shall be paid by the Selling Shareholder. The Company has agreed to indemnify the Selling Shareholder against certain liabilities, including liabilities arising under the Securities Act.

                              PLAN OF DISTRIBUTION

     The shares may be sold from time to time by the Selling Shareholder in underwritten public offerings, in any one or more transactions (which may involve block transactions) on the New York Stock Exchange, on the Pacific Stock Exchange, in the over-the-counter market, on NASDAQ and on any exchange on which the Common Stock may then be listed, or otherwise in negotiated transactions or a combination of such methods of sale at market prices prevailing at the time of sale, or at negotiated prices. The Selling Shareholder may effect such transactions by selling shares to or through broker-dealers, and such broker-dealers may sell the shares as agent or may purchase such shares as principal and resell them for their own account pursuant to this Prospectus. Such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholder and/or purchasers of shares for whom they may act as agent (which compensation may be in excess of customary commissions). To the extend required, the names of any underwriter and applicable commissions or discounts and any other required information with respect to any particular offer will be set forth in an accompanying Prospectus Supplement.

     In connection with such sales, the Selling Shareholder and any participating brokers or dealers may be deemed to be "underwriters" as defined in the Securities Act, in which event all brokerage commissions or discounts and other compensation received by such brokers or dealers may be deemed underwriting compensation under the Securities Act. In addition, any of the securities that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

                                  LEGAL MATTERS

     Certain legal matters with respect to the Shares offered hereby will be passed upon for the Company by Scott M. Brown, Senior Vice President, Secretary and General Counsel of the Company. As of April 30, 1997, Mr. Brown owned 2,794 shares of Common Stock and had outstanding options to purchase 181,634 shares of Common Stock pursuant to Company benefit plans.

                                     EXPERTS

     The supplemental consolidated financial statements and the consolidated financial statements and schedule of Tenet Healthcare Corporation as of May 31, 1996 and 1995, and for each of the years in the three-year period ended May 31, 1996, have been incorporated by reference herein and in the Registration Statement in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The reports of KPMG Peat Marwick LLP covering the supplemental consolidated financial statements and the consolidated financial statements refer to a change in the method of accounting for income taxes in 1994.

     The consolidated financial statements of OrNda HealthCorp at August 31, 1996 and 1995, and for each of the three years in the period ended August 31, 1996, incorporated by reference in the Tenet Healthcare Corporation Current Report on Form 8-K dated February 12, 1997 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon and incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                           FORWARD LOOKING STATEMENTS

     Prospective investors are cautioned that the statements in this Prospectus and in documents incorporated by reference herein that are not descriptions of historical facts constitute forward looking statements that are subject to risks and uncertainties. The Company's actual results could differ materially from those currently anticipated in these forward looking statements due to, among other things, certain factors described in documents incorporated by reference herein, including, without limitation, the Tenet 10-K.

--------------------------------------

     NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING SHAREHOLDER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE COMMON STOCK IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

           --------------

              CONTENTS


                                   PAGE
                                   ----
AVAILABLE INFORMATION. . . . . . . .1
INCORPORATION OF CERTAIN DOCUMENTS
   BY REFERENCE. . . . . . . . . . .1
THE COMPANY. . . . . . . . . . . . .2
SELLING SHAREHOLDER. . . . . . . . .3
PLAN OF DISTRIBUTION . . . . . . . .4
LEGAL MATTERS. . . . . . . . . . . .4
EXPERTS. . . . . . . . . . . . . . .4
FORWARD LOOKING STATEMENTS . . . . .5

--------------------------------------

--------------------------------------


           3,310,000 SHARES

            -------------


          TENET HEALTHCARE
            CORPORATION


            COMMON STOCK


            -------------

             PROSPECTUS

            -------------


            MAY ___, 1997


--------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Securities and Exchange Commission fee  . . . . $14,158
     Printing and Engraving Fees . . . . . . . . . . .$5,000
     Accounting fees and expenses. . . . . . . . . . $15,000
     Legal fees and expenses . . . . . . . . . . . . .$5,000
     Blue sky fees and expenses. . . . . . . . . . . .$5,000
     Miscellaneous fees and expenses . . . . . . . . .$5,842
          Total fees and expenses. . . . . . . . . . $50,000

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 78.751 of the Nevada General Corporation Law ("Nevada Law") provides generally and in pertinent part that a Nevada corporation may indemnify its directors and officers against expenses, judgments, fines, and settlements actually and reasonably incurred by them in connection with any civil suit or action, except actions by or in the right of the corporation, or any administrative or investigative proceeding if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and in connection with any criminal suit or proceeding, if in connection with the matters in issue, they had no reasonable cause to believe their conduct was unlawful. Section 78.751 further provides that, in connection with the defense or settlement of any action by or in the right of the corporation, a Nevada corporation may indemnify its directors and officers against expenses actually and reasonably incurred by them if, in connection with the matters in issue, they acted in good faith, in a manner they reasonably believed to be in, or not opposed to, the best interest of the corporation. Section
78.751 further permits a Nevada corporation to grant its directors and officers additional rights of indemnification through by-law provisions and otherwise.

     Article X of the Restated Articles of Incorporation, as amended, of the Registrant (the "Restated Articles") and Article IX of the Restated By-Laws, as amended, of the Registrant (the "Restated Bylaws") provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by Nevada Law. The Registrant has entered into indemnification agreements with each of its directors and executive officers. Such indemnification agreements are intended to provide a contractual right to indemnification, to the maximum extent permitted by law, for expenses (including attorneys' fees), judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by the person to be indemnified in connection with any proceeding (including, to the extent permitted by applicable law, any derivative action) to which they are, or are threatened to be made, a party by reason of their status in such positions. Such indemnification agreements do not change the basic legal standards for indemnification set forth under Nevada Law, the Restated Articles or the Restated Bylaws. Such agreements are intended to be in furtherance, and not in limitation of, the general right to indemnification provided in the Restated Articles and Restated Bylaws.

     Section 78.037 of the Nevada Law provides that the articles of incorporation may contain, and Tenet's Restated Articles do contain, a provision eliminating or limiting the personal liability of a director or officer to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct or a knowing violation of law, or (ii) under Section 78.300 of the Nevada Law (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock).
 The Company's Restated Articles and Restated Bylaws permit indemnification of directors and officers in terms sufficiently broad to indemnify officers and directors under certain circumstances for liabilities (including expense reimbursement) arising under the Securities Act. The Company also maintains an indemnification agreement with each of its Directors and any officer designated by the Company's Board of Directors insuring them against certain liabilities incurred by them in the performance of their duties, including liabilities under the Securities Act. In addition, the Company has directors and officers liability insurance policies.

ITEM 16.  EXHIBITS.

   (4)    Instruments Defining the Rights of Security Holders, Including
Indentures

          (a) DCP Trust Registration Rights Agreement (Incorporated by reference to Exhibit 4(a) to Registration Statement on Form S-3 No. 33-55285 filed by the Registrant with the Commission on August 30, 1994)

          (b) SERP Trust Registration Rights Agreement (Incorporated by reference to Exhibit 4(b) to Registration Statement on Form S-3 No. 33-55285 filed by the Registrant with the Commission on August 30, 1994)

   (5)    Opinion re Legality

          (a)  Opinion of Scott M. Brown

  (10)    Material Contracts

          (a) 1994 NME Supplemental Executive Retirement Plan Trust (Incorporated by reference to Exhibit 10(uu) to Registrant's Annual Report on Form 10-K dated August 25, 1994, for the fiscal year ended May 31, 1994)

          (b) Agreement, dated October 30, 1996, between Tenet Healthcare Corporation and United States Trust Company of New York, as Trustee, regarding the First Amendment to the 1994 Tenet Supplemental Executive Retirement Plan Trust.

          (c) 1994 NME Deferred Compensation Plan Trust (Incorporated by reference to Exhibit 10(aaa) to Registrant's Annual Report on Form 10-K dated August 25, 1994, for the fiscal year ended May 31, 1994)

          (d) Agreement, dated October 30, 1996, between Tenet Healthcare Corporation and United States Trust Company of New York, as Trustee, Regarding the First Amendment to the 1994 Tenet Deferred Compensation Plan Trust.

          (e)  1996 Special Retirement Plan Trust


  (23)    Consents of Experts and Counsel

          (a)  Consent of KPMG Peat Marwick LLP

          (b)  Consent of Ernst & Young LLP

          (c) Consent of Scott M. Brown (including in his opinion filed as Exhibit 5).

  (24)    Power of Attorney

          (a) Power of Attorney (included on page II-5 of this Registration Statement).

ITEM 17.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (a) (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, the Nevada Law, the Restated Articles of Incorporation, and the Restated Bylaws, as amended, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Santa Barbara, State of California on May 7, 1997.

                                           TENET HEALTHCARE CORPORATION

                                           By:  /s/ Scott M. Brown
                                              -----------------------------
                                                    Scott M. Brown
                                                Senior Vice President

                                POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey C. Barbakow, Trevor Fetter, Raymond L. Mathiasen and Scott M. Brown and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any related registration statements pursuant to Rule 462 of the Securities Act of 1933 and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below on May 7, 1997, by the following persons in the capacities indicated:

TENET HEALTHCARE CORPORATION

/s/ Trevor Fetter                       /s/ Scott M. Brown
----------------------------------      ----------------------------------
Trevor Fetter                           Scott M. Brown
Executive Vice President                Senior Vice President
Chief Financial Officer
(Principal Financial Officer)

/s/ Raymond L. Mathiasen
----------------------------------
Raymond L. Mathiasen
Senior Vice President and
Chief Accounting Officer
(Principal Accounting Officer)

                     SIGNATURE                               TITLE
                     ---------                               -----

              /s/ Jeffrey C. Barbakow               Chairman, Chief Executive
           ------------------------------           Officer and Director
                Jeffrey C. Barbakow                 (Principal Executive
                                                    Officer)

             /s/ Michael H. Focht, Sr.
           ------------------------------           President, Chief Operating
               Michael H. Focht, Sr.                Officer and Director


                /s/ Bernice Bratter
           ------------------------------           Director
                  Bernice Bratter


               /s/ Maurice J. DeWald
           ------------------------------           Director
                 Maurice J. DeWald


                /s/ Peter de Wetter
           ------------------------------           Director
                  Peter de Wetter


              /s/ Edward Egbert, M.D.
           ------------------------------           Director
                Edward Egbert, M.D.


                /s/ Raymond A. Hay
           ------------------------------           Director
                  Raymond A. Hay


                /s/ Lester B. Korn
           ------------------------------           Director
                  Lester B. Korn


              /s/ James P. Livingston
           ------------------------------           Director
                James P. Livingston


             /s/ Richard S. Schweiker
           ------------------------------           Director
               Richard S. Schweiker

                                EXHIBIT INDEX

     (4)  Instruments Defining the Rights of Security Holders, Including
Indentures

          (a) DCP Trust Registration Rights Agreement (Incorporated by reference to Exhibit 4(a) to Registration Statement on Form S-3 No. 33-55285 filed by the Registrant with the Commission on August 30, 1994)

          (b) SERP Trust Registration Rights Agreement (Incorporated by reference to Exhibit 4(b) to Registration Statement on Form S-3 No. 33-55285 filed by the Registrant with the Commission on August 30, 1994)

     (5)  Opinion re Legality

          (a)  Opinion of Scott M. Brown

     (10) Material Contracts

          (a) 1994 NME Supplemental Executive Retirement Plan Trust (Incorporated by reference to Exhibit 10(uu) to Registrant's Annual Report on Form 10-K dated August 25, 1994, for the fiscal year ended May 31, 1994)

          (b) Agreement, dated October 30, 1996, between Tenet Healthcare Corporation and United States Trust Company of New York, as Trustee, regarding the First Amendment to the 1994 Tenet Supplemental Executive Retirement Plan Trust.

          (c) 1994 NME Deferred Compensation Plan Trust (Incorporated by reference to Exhibit 10(aaa) to Registrant's Annual Report on Form 10-K dated August 25, 1994, for the fiscal year ended May 31, 1994)

          (d) Agreement, dated October 30, 1996, between Tenet Healthcare Corporation and United States Trust Company of New York, as Trustee, Regarding the First Amendment to the 1994 Tenet Deferred Compensation Plan Trust.

          (e)  1996 Special Retirement Plan Trust


     (23) Consents of Experts and Counsel

          (a)  Consent of KPMG Peat Marwick LLP

          (b)  Consent of Ernst & Young LLP

          (c) Consent of Scott M. Brown (including in his opinion filed as Exhibit 5).

     (24) Power of Attorney

          (a) Power of Attorney (included on page II-5 of this Registration Statement).